                                    Exhibit 99.1

NEWS RELEASE

For more information, contact: Brian Bronson Chief Financial Officer 503-615-1281 brian.bronson@radisys.com	Holly Stephens Finance and Investor Relations Manager 503-615-1321 holly.stephens@radisys.com

RADISYS CLOSES ACQUISITION OF CONTINUOUS COMPUTING

HILLSBORO, OR - July 8, 2011- RadiSys® Corporation (NASDAQ: RSYS), a leading provider of innovative hardware and software platforms for next generation IP-based wireless, wireline and video networks, announced today that it closed the acquisition of Continuous Computing Corporation. The Company previously announced that it had entered into a definitive agreement to acquire Continuous Computing on May 3, 2011. Continuous Computing, now a wholly-owned subsidiary of RadiSys, develops communications systems consisting of highly integrated ATCA platforms and Trillium protocol software coupled with software Professional Services to complement their full solution offering. Their key customer applications include 3G and 4G Wireless infrastructure, Small Cell base stations, Traffic Management, Internet Offload and Network Security.
Strategic and Financial Benefits
The Company believes the acquisition transforms RadiSys into a larger global market leader in embedded hardware and software for communications networks with unmatched scope, scale and expertise. The acquisition is expected to accelerate the Company's strategy to deliver more differentiated platforms and solutions. Continuous Computing also brings expansion into high growth markets with many new customers, creating meaningful customer diversification. The acquisition benefits both Companies' customers with a broader set of technologies and solutions including a combined set of ATCA platforms that are now developed and supported by a global team with greater scale and capability.
The acquisition is expected to expand the Company's revenues, profitability and EPS with the addition of Continuous Computing's approximately 50 percent gross margin Next Generation products. The combination is also expected to meaningfully expand the Company's non-GAAP gross margin rate to the high 30's by the end of 2012. The Company expects that the combined organization will benefit from economies of scale and meaningful expense and cost efficiencies in 2012 and beyond.
The Company intends to provide further information on the timing and amount of the expected significant expense synergies, the combined Company's financial projections for 2011 and 2012, along with updates on the overall integration plans during the Company's second quarter earnings conference call, currently expected to be on Thursday, July 28, 2011 at 5:00pm ET. The conference call information will be provided in a separate press release.
Management Changes
Effective upon closing of the acquisition, Mike Dagenais became RadiSys' Chief Executive Officer and a member of the RadiSys Board of Directors, Brian Bronson became President and Chief Financial Officer of RadiSys and Scott Grout becomes Vice

Chair of the RadiSys Board of Directors.
Mike Dagenais was previously Continuous Computing's President and CEO and joined Continuous Computing in this role in December of 2006. Prior to that, he was President and CEO of Optical Solutions and led the company through a period of unprecedented growth, culminating in the successful acquisition of Optical Solutions by Calix Networks. He brings over 25 years of experience in the telecommunications industry, including prior executive and management positions at Convergent Networks, Lucent, and Nortel. Mr. Dagenais has a M.Eng. and a B.Eng. in electrical engineering from Carleton University in Ottawa, Canada.
Terms of the Acquisition
Consideration for the acquisition is comprised of approximately $73 million in cash, funded with cash on hand, and 3,665,460 shares of RadiSys common stock. In addition to the consideration payable at closing, RadiSys will make earn-out payments based on revenues generated by a specified set of Trillium products over a three year period following the closing of the acquisition. In lieu of the earn-out payments, RadiSys has the right to make a one-time payment of cash and/or RadiSys shares with a combined aggregate value of $15 million up to 18 months after the closing date.
Inducement Stock Plan for Continuous Computing Employees
As previously announced, the Company adopted the RadiSys Corporation Inducement Stock Plan for Continuous Computing employees on May 3, 2011, to, among other things, provide for non-statutory stock option and restricted stock awards of up to 600,000 shares of RadiSys common stock, in the aggregate, as inducement grants to Continuous Computing employees to attract and retain their services following the merger. The inducement plan was adopted without shareholder approval in reliance upon the exception provided under NASDAQ Listing Rule 5635(c)(4) relating to awards granted in connection with the hiring of new employees, including grants to transferred employees in connection with a merger. Awards under the inducement plan became effective upon the closing of the merger. Upon the closing of the merger, inducement grants to 100 Continuous Computing employees of 221,100 stock options and 146,575 restricted stock units became effective, including 70,000 stock options and 30,000 restricted stock units granted to Mr. Dagenais. Stock options granted under the inducement plan have an exercise price equal to the closing price of RadiSys common stock on the NASDAQ Global Select Market on July 8, 2011, the closing date of the merger. The options have a seven-year term and will become exercisable on the first year anniversary of the date of grant for one-third of the total option shares and the remaining two-thirds will become exercisable in equal monthly increments each month thereafter for two years. Restricted stock units granted under the inducement plan will vest annually in equal amounts over a three-year period. In the event of termination of employment, all unvested options and restricted stock units will terminate.
Forward-Looking Statements
This press release contains forward-looking statements, including statements about the Company's business strategy, gross margin, economies of scale, expense and cost-efficiencies and growth into new markets for 2011 and 2012, the strategic benefits of the acquisition of Continuous Computing, certain royalty revenues, earn-out payments, accretion to earnings, financial performance, management changes and other attributes of the Company following the acquisition. Actual results could differ materially from the outlook, guidance and expectations in these forward-looking statements as a result of a number of risk factors, including, among others, (a) the Company's dependence on certain customers and high degree of customer concentration, (b) the Company's use of one contract manufacturer for a significant portion of the production of its products, (c) the anticipated amount and timing of revenues from design wins due to the Company's customers' product development time, cancellations or delays, (d) the ability of the Company to successfully integrate the business and operations of Continuous Computing, (e) performance and customer acceptance of the Trillium line of products, (f) the combined companies' financial results and performance and (g) other factors listed in the Company's reports filed with the Securities and Exchange Commission (SEC), including those listed under “Risk Factors” in RadiSys' Annual Report on Form 10-K for the year ended December 31, 2010 and in RadiSys' Quarterly Report on Form 10-Q for the quarter ended March 31, 2011, copies of which may be obtained by contacting the Company at 503-615-1100, from the Company's investor relations web site at http://investor.radisys.com/, or at the SEC's website at http://www.sec.gov. Although forward-looking statements help provide additional information about RadiSys, investors should keep in mind that forward-looking statements are inherently less reliable than historical information. Should one or more of these risks or uncertainties materialize (or the other consequences of such a development worsen), or should underlying assumptions prove incorrect, actual outcomes may vary materially from those forecasted or expected. All information in this press release is as of July 8, 2011. The Company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company's expectations.
About RadiSys
RadiSys (NASDAQ: RSYS) is a leading provider of innovative hardware and software platforms for next generation IP-based wireless, wireline and video networks. RadiSys products include its market leading ATCA and IP Media Server platforms as well as application software for new IP-based communications services. These products enable customers to bring more new high-value applications and services to market faster with a lower investment. RadiSys products are used in a wide variety of applications including 3G/4G/LTE wireless voice, data and video, Femtocell, VoIP and Video over IP communications and conferencing, Voice Quality Enhancement (VQE), and secure defense communications. For more information, visit http://www.radisys.com, write to info@radisys.com, or call 800-950-0044 or 503-615-1100. Editors seeking more information may contact Lyn Pangares at RadiSys Corporation at 503-615-1220 or lyn.pangares@radisys.com.
About Continuous Computing
Continuous Computing® is the global source of integrated platform solutions that enable network equipment providers to overcome the mobile broadband capacity challenge quickly and cost effectively. Leveraging more than 20 years of telecom innovation, the company empowers customers to increase return on investment by focusing internal resources on differentiation for 3G, Long Term Evolution (LTE), Femtocell and Deep Packet Inspection (DPI) applications. Expertise and responsiveness set the company apart: only Continuous Computing combines best-in-class ATCA platforms with world-famous Trillium® protocol software to create highly-optimized, field-proven wireless and packet processing network infrastructure. Continuous Computing's investors include Cipio Partners, Intel Capital, Palomar Ventures, Saints Capital and Technology Crossover Ventures. For more information, visit http:// www.ccpu.com.
RadiSys® is a registered trademark of RadiSys Corporation.
Continuous Computing® and Trillium® are trademarks or registered trademarks of Continuous Computing Corporation.